Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1/A of Sable Offshore Corp. of our report dated April 1, 2024, relating to the carve out combined financial statements of Santa Ynez Unit (“SYU”) assets, appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Ham, Langston & Brezina, L.L.P

Houston, Texas

April 29, 2024